Exhibit 99.1
For Immediate Release
Contact:
Carrie McIntyre
SVP, Treasurer
(703) 387-3320
Interstate Hotels & Resorts Reports Third-Quarter 2009 Results
     ARLINGTON, Va., November 4, 2009—Interstate Hotels & Resorts (NYSE: IHR), a leading hotel real estate investor and the nation’s largest independent hotel management company, today reported operating results for the third quarter ended September 30, 2009. The company’s performance for the third quarter includes the following (in millions, except per share amounts):

	Third Quarter		Year-to-Date (YTD)
	2009	2008	2009	2008
Total revenue (1)	$30.8	$36.8	$95.3	$116.2
Net loss	$(10.3)	$(1.4)	$(29.5)	$(1.6)
Diluted loss per share	$(0.32)	$(0.05)	$(0.92)	$(0.05)
Adjusted EBITDA (2) (3)	$6.4	$8.3	$22.6	$26.2
Adjusted net loss (2)	$(5.4)	$(1.2)	$(6.8)	$(2.3)
Adjusted diluted EPS (2)	$(0.17)	$(0.04)	$(0.21)	$(0.07)

(1)	Total revenue excludes other revenue from managed properties (reimbursable costs).

(2)	Adjusted EBITDA, Adjusted net loss, and Adjusted diluted EPS are non-GAAP financial measures and should not be considered as an alternative to any measures of operating results under GAAP. See the definition and further discussion of non-GAAP financial measures and reconciliation to net loss later in this press release.

(3)	Includes the company’s share of EBITDA from unconsolidated entities in the amounts of $1.0 million and $1.9 million in the third quarters of 2009 and 2008, respectively, and $4.0 million and $6.0 million in the first nine months of 2009 and 2008, respectively.
     Highlights for the third quarter and through today include:
•	Extended senior secured credit facility to March 2012;

•	Common stock resumed trading on the NYSE effective July 29, 2009;
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Interstate Hotels & Resorts

•	Added 10 properties to third-party management portfolio, including first hotel in India, the new-build Four Points by Sheraton in Jaipur;

•	Secured mortgage financing for Westin Atlanta Airport;

•	Signed purchase and sale agreement to sell wholly owned Hilton Garden Inn Baton Rouge; IHR to retain management of hotel with new ownership.
     “The hotel business climate continued to be among the most challenging the industry has ever experienced,” said Thomas F. Hewitt, chairman and chief executive officer. “Shrinking corporate travel budgets continue to impact hotel performance, despite some offset from price-motivated leisure travel this summer.”
     “Throughout this downturn, we have continued to focus on growth in third party management contracts, cost containment, preservation of capital and maintaining liquidity. We have made significant progress with our capital structure by extending the maturity of our debt and taking the necessary steps to meet our first amortization payment hurdle ahead of schedule.”
Hotel Management Results
     Same-store4 RevPAR for all managed hotels in the third quarter of 2009 decreased 20.8 percent to $78.97. Average daily rate (ADR) declined 15.1 percent to $115.29, and occupancy was off 6.7 percent to 68.5 percent.
     Same-store RevPAR for all full-service managed hotels dropped 22.2 percent to $87.75, based on a 17.1 percent fall in ADR to $125.35, and a 6.3 percent decline in occupancy to 70.0 percent.
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[4]	Please see footnote 9 to the financial tables within this press release for a detailed explanation of “same-store” hotel operating statistics.

Interstate Hotels & Resorts

     Same-store RevPAR for all select-service managed hotels fell 16.6 percent to $62.09, reflecting a 9.7 percent decrease in ADR to $94.63, and a 7.6 percent decline in occupancy to 65.6 percent.
     “Lodging fundamentals continued in a similar pattern during the quarter, as our overall RevPAR declined nearly 21 percent led by an ADR decrease of over 15 percent,” Hewitt said. “However, occupancy declines seem to be lessening across the portfolio, with only a 6.7 percent decrease this quarter.
     “Despite the difficult economy, we added six contracts to our managed portfolio in the quarter and four in October as owners and investors continue to seek operators with the resources and expertise to effectively manage hotels through this economic downturn. With these additions, today we have a total of 228 hotels in our managed portfolio.
     “Our management contract pipeline remains quite active. We are beginning to see distressed hotel opportunities and believe this will be an important source of new contracts in the coming year,” Hewitt added. “We have also opened four newly built properties this year and currently have signed contracts to manage another 13 to be built hotels.”
International
     During the quarter, the company continued to advance its management/development initiative in India. “In October, our joint venture management company, JHM Interstate Hotels India, opened its first property in India, a Four Points by Sheraton in Jaipur. It is the first project developed by Duet India Hotels Limited, a real estate development group devoted exclusively to hotel development in India, in which our management partnership has an equity interest. We are
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Interstate Hotels & Resorts

on schedule to open our second Four Points by Sheraton, in Visag, in the next few months and have been selected to manage three hotels that are expected to open from late summer 2010 through spring 2011.
     “The expansion of our international portfolio continues to be an important priority for us,” Hewitt said. “India is a dynamic, high-growth market and our India-based management platform and local partners provide the infrastructure we need to successfully expand our presence there.”
Wholly Owned Hotel Results
     EBITDA from the company’s seven owned hotels was $4.2 million in the 2009 third quarter and $14.7 million for the first nine months, as outlined below (in millions):

	Third Quarter		Year-to-Date
Owned Hotels	2009	2008	2009	2008
Net loss	$(4.5)	$(1.5)	$(5.8)	$(0.1)
Interest expense, net	$5.8	$3.3	$11.8	$10.1
Depreciation and amortization	$2.9	$3.9	$8.7	$10.9

EBITDA	$4.2	$5.7	$14.7	$20.9

     The decrease in third quarter operating results as compared to last year was primarily the result of persistent weakness in the Houston, Texas and Concord, Calif. markets. These results were partially offset by the strong relative performance of the company’s newly renovated Westin Atlanta Airport and Sheraton Columbia hotels.
     “RevPAR at our owned hotels decreased 14.7 percent, which compares favorably with the average industry RevPAR decline of 16.9 percent for the third quarter,” Hewitt said. “The
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Interstate Hotels & Resorts

majority of our RevPAR decline was attributable to a 13 percent decrease in ADR, but we were able to offset over 60 percent of this revenue decline with expense savings resulting from our cost containment efforts.
Balance Sheet
     On September 30, 2009, Interstate had:
•	Total unrestricted cash of $20.9 million.

•	Total debt of $244.4 million, consisting of $161.9 million of senior debt and $82.5 million of non-recourse mortgage debt.
     Early in the quarter, the company extended the maturity of its senior credit facility to March 2012 by converting the facility’s then outstanding balance of $161.2 million to a new term loan. The agreement also provides the company with an $8 million revolving line of credit. With that extension, the company is required to make a $20 million amortization payment by March 2010 and another $20 million amortization payment by March 2011.
     “As of today, we have made $25 million of our required $40 million amortization payments on our senior secured credit facility,” said Bruce Riggins, chief financial officer. “On October 28, we successfully completed mortgage financing for our Westin Atlanta Airport hotel with a five-year, $22 million mortgage from PB Capital Corporation, carrying an interest rate of LIBOR plus 500 basis points and a LIBOR floor of 200 basis points, with interest only payable for the first two years. We used the net proceeds to pay down our senior credit facility, which satisfies the initial amortization requirement well ahead of schedule.
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Interstate Hotels & Resorts

     “We also executed a purchase and sale agreement for the sale of our wholly owned Hilton Garden Inn Baton Rouge to a fund managed by Fairwood Capital LLC and expect the transaction to close in November. We will continue to manage the hotel and proceeds from the sale will be used to pay down the senior credit facility. By the close of the fourth quarter, we expect to have paid down approximately $35 million of the $40 million required by March 2011.”
Guidance
     The company has updated its 2009 guidance based on a current projected RevPAR decline of 20 percent for all hotels and 16 percent for owned hotels:
•	Total Adjusted EBITDA of $31 million, which includes the following:
•	EBITDA from wholly owned hotels of $17 million;

•	The company’s share of EBITDA from unconsolidated joint ventures of $5 million; and

•	EBITDA from the hotel management business of $9 million.
•	Adjusted net loss of $(9.0) million, or $(0.28) per share.
     Interstate will hold a conference call to discuss its third-quarter results today, November 4, at 9 a.m. Eastern Time. To hear the webcast, interested parties may visit the company’s Web site at www.ihrco.com and click on Investor Relations and then Third-Quarter Conference Call. A replay of the conference call will be available until midnight on Wednesday, November 11, 2009, by dialing 1-800-406-7325, reference number 4170333, and an archived webcast of the conference call will be posted on the company’s Web site through December 4, 2009.
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Interstate Hotels & Resorts

     As of today, Interstate Hotels & Resorts, Inc. has ownership interests in 56 hotels and resorts, including seven wholly owned assets. Including those properties, the company and its affiliates manage a total of 228 hospitality properties with more than 46,000 rooms in 37 states, the District of Columbia, Russia, India, Mexico, Belgium, Canada and Ireland. Interstate Hotels & Resorts also has contracts to manage 13 to be built hospitality properties with approximately 3,000 rooms. For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.
Non-GAAP Financial Measures
     Included in this press release are certain non-GAAP financial measures, which are measures of our historical or estimated future performance that are different from measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), within the meaning of applicable Securities and Exchange Commission rules, that we believe are useful to investors. They are as follows: (i) Earnings before interest, taxes, depreciation and amortization (or “EBITDA”) and (ii) Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS. The following discussion defines these terms and presents the reasons we believe they are useful measures of our performance.
EBITDA
     A significant portion of our non-current assets consists of intangible assets, related to some of our management contracts, and long lived assets, which includes the cost of our owned hotels. Intangible assets, excluding goodwill, are amortized over their expected term. Property and equipment is depreciated over its useful life. Because amortization and depreciation are
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Interstate Hotels & Resorts

non-cash items, management and many industry investors believe the presentation of EBITDA is useful. We also exclude depreciation and amortization and interest expense from our unconsolidated joint ventures. We believe EBITDA provides useful information to investors regarding our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions. It is also widely used by management in the annual budget process. We believe that the rating agencies and a number of lenders use EBITDA for those purposes and a number of restrictive covenants related to our indebtedness use measures similar to EBITDA presented herein.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS
     We define Adjusted EBITDA as, EBITDA, excluding the effects of certain recurring and non-recurring charges, transactions and expenses incurred in connection with events management believes do not provide the best indication of our ongoing operating performance. These charges include restructuring and severance expenses, asset impairments and write-offs, gains and losses on asset dispositions for both consolidated and unconsolidated investments, and other non-cash charges. We believe that the presentation of Adjusted EBITDA will provide useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We also use Adjusted EBITDA in determining our incentive compensation for management.
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Interstate Hotels & Resorts

     Similarly, we define Adjusted net income (loss) and Adjusted diluted earnings (loss) per share (“EPS”) as net income and diluted EPS, without the effects of those same charges, transactions and expenses described earlier. We believe that Adjusted EBITDA, Adjusted net income and Adjusted diluted EPS are useful performance measures because including these expenses, transactions, and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include these charges may not be indicative of the continuing performance of our underlying business. Therefore, we present Adjusted EBITDA, Adjusted net income and Adjusted diluted EPS because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.
Limitations on the use of EBITDA, Adjusted EBITDA and Adjusted Net Income
     We calculate EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS as we believe they are important measures for our management’s and our investors’ understanding of our operations. These may not be comparable to measures with similar titles as calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash receipts and expenditures from investments, interest expense and other non-cash items have been and will be incurred and are not reflected in the EBITDA and Adjusted EBITDA presentations. Adjusted net income and Adjusted diluted EPS do not include cash receipts and expenditures related to those same items and charges discussed above. Management compensates for these limitations by separately considering these excluded
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     items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS should not be considered a measure of our liquidity. Adjusted net income and Adjusted diluted EPS should also not be used as a measure of amounts that accrue directly to our stockholders’ benefit.
     This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the volatility of the national economy, economic conditions generally and the hotel and real estate markets specifically, the war in Iraq, international and geopolitical difficulties or health concerns, governmental actions, legislative and regulatory changes, the company’s ability to maximize available federal tax deductions and utilize net tax attributes in future periods, availability of debt and equity capital, interest rates, competition, weather conditions or natural disasters, supply and demand for lodging facilities in our current and proposed market areas, and the company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts’ annual report on Form 10-K for the year ended December 31, 2008.

Interstate Hotels & Resorts, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Lodging	$19,243	$22,456	$59,504	$72,170
Management fees	8,248	10,451	25,357	31,180
Termination fees (1)	1,247	1,446	4,488	5,650
Other	2,049	2,447	5,972	7,239

	30,787	36,800	95,321	116,239
Other revenue from managed properties	132,137	155,448	397,883	463,795

Total revenue	162,924	192,248	493,204	580,034

Expenses:
Lodging	15,012	16,803	44,818	51,255
Administrative and general	11,374	13,550	33,395	44,793
Depreciation and amortization	3,940	4,886	11,630	14,061
Restructuring costs (2)	27	—	948	—
Asset impairments and write-offs	3,453	282	3,689	1,423

	33,806	35,521	94,480	111,532
Other expenses from managed properties	132,137	155,448	397,883	463,795

Total operating expenses	165,943	190,969	492,363	575,327

OPERATING (LOSS) INCOME	(3,019)	1,279	841	4,707

Interest expense, net (3)	(5,856)	(3,210)	(11,764)	(9,759)
Equity in (losses) earnings of unconsolidated entities (4)(5)(6)(7)	(1,555)	(29)	(6,066)	2,867
Gain on sale of investments	—	—	13	—
Other expense	(157)	—	(157)	—

LOSS BEFORE INCOME TAXES	(10,587)	(1,960)	(17,133)	(2,185)

Income tax benefit (expense)	299	554	(12,350)	626

NET LOSS	(10,288)	(1,406)	(29,483)	(1,559)
Add: Net loss attributable to noncontrolling interest	37	3	48	4

NET LOSS ATTRIBUTABLE TO INTERSTATE STOCKHOLDERS	$(10,251)	$(1,403)	$(29,435)	$(1,555)

Basic and diluted loss per share attributable to Interstate stockholders (8)	$(0.32)	$(0.05)	$(0.92)	$(0.05)

Weighted-average shares outstanding, basic and diluted (in thousands)(8):	32,154	31,833	32,072	31,788

Interstate Hotels & Resorts, Inc.
Hotel Level Operating Statistics
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% change	2009	2008	% change

Managed Hotels — Hotel Level Operating Statistics: (9)

Full-service hotels:
Occupancy	70.0%	74.7%	-6.3%	67.8%	74.7%	-9.2%
ADR	$125.35	$151.17	-17.1%	$131.42	$152.84	-14.0%
RevPAR	$87.75	$112.85	-22.2%	$89.16	$114.12	-21.9%

Select-service hotels:
Occupancy	65.6%	71.0%	-7.6%	60.9%	66.7%	-8.7%
ADR	$94.63	$104.81	-9.7%	$97.29	$107.33	-9.4%
RevPAR	$62.09	$74.46	-16.6%	$59.25	$71.61	-17.3%

Total:
Occupancy	68.5%	73.4%	-6.7%	65.3%	71.8%	-9.1%
ADR	$115.29	$135.77	-15.1%	$119.84	$137.43	-12.8%
RevPAR	$78.97	$99.67	-20.8%	$78.28	$98.63	-20.6%

Wholly-Owned Hotels — Hotel Level Operating Statistics: (10)

Occupancy	65.9%	67.2%	-1.9%	64.5%	67.8%	-4.9%
ADR	$103.55	$119.07	-13.0%	$107.41	$121.26	-11.4%
RevPAR	$68.25	$80.03	-14.7%	$69.31	$82.23	-15.7%

Interstate Hotels & Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures (11)
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(10,288)	$(1,406)	$(29,483)	$(1,559)
Adjustments:
Depreciation and amortization	3,940	4,886	11,630	14,061
Interest expense, net	5,856	3,210	11,764	9,759
Depreciation and amortization from unconsolidated entities	1,433	965	3,542	2,764
Interest expense, net from unconsolidated entities	932	939	2,882	2,799
Income tax (benefit) expense	(299)	(554)	12,350	(626)

EBITDA	1,574	8,040	12,685	27,198
Restructuring costs (2)	27	—	948	—
Asset impairments and write-offs (12)	4,373	282	5,109	1,423
Gain on sale of investments	—	—	(13)	—
Other expense	157	—	157	—
Equity interest in the sale of unconsolidated entities (4)	—	—	—	(2,392)
Foreign currency loss (gain) from unconsolidated entities (5)	66	—	(7)	—
Start-up costs from unconsolidated entitites (6)	159	—	670	—
Investment in unconsolidated entities impairments (7)	—	—	3,019	—

Adjusted EBITDA	$6,356	$8,322	$22,568	$26,229

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(10,288)	$(1,406)	$(29,483)	$(1,559)
Adjustments:
Restructuring costs (2)	27	—	948	—
Asset impairments and write-offs (12)	4,373	282	5,109	1,423
Gain on sale of investments	—	—	(13)	—
Deferred financing costs write-off (3)	457	—	576	—
Other expense	157	—	157	—
Equity interest in the sale of unconsolidated entities (4)	—	—	—	(2,392)
Foreign currency loss (gain) from unconsolidated entities (5)	66	—	(7)	—
Start-up costs from unconsolidated entitites (6)	159	—	670	—
Investment in unconsolidated entities impairments (7)	—	—	3,019	—
Income tax rate adjustment (13)	(366)	(119)	12,270	278

Adjusted net loss	$(5,415)	$(1,243)	$(6,754)	$(2,250)

Adjusted diluted loss per share (8)	$(0.17)	$(0.04)	$(0.21)	$(0.07)

Weighted-average number of diluted shares outstanding (in thousands) (8):	32,154	31,833	32,072	31,788

Interstate Hotels & Resorts, Inc.
Outlook Reconciliation (11)
(Unaudited, in thousands)

Forecast
Year Ending
December 31, 2009
Net loss	$(31,800)
Adjustments:
Depreciation and amortization	15,500
Interest expense, net	16,700
Depreciation and amortization from unconsolidated entities	4,600
Interest expense, net from unconsolidated entities	3,700
Income tax expense	12,400

EBITDA	21,100
Restructuring costs (2)	900
Asset impairments and write-offs (12)	5,100
Gain on sale of investments	—
Other expense	200
Foreign currency loss from unconsolidated entities (5)	—
Start-up costs from unconsolidated entitites (6)	700
Investment in unconsolidated entities impairments (7)	3,000

Adjusted EBITDA	$31,000

Forecast
Year Ending
December 31, 2009
Net Loss	$(31,800)
Adjustments:
Restructuring costs (2)	900
Asset impairments and write-offs (12)	5,100
Gain on sale of investments	—
Deferred financing costs write-off (3)	600
Other expense	200
Foreign currency loss from unconsolidated entities (5)	—
Start-up costs from unconsolidated entitites (6)	700
Investment in unconsolidated entities impairments (7)	3,000
Income tax rate adjustment (13)	12,300

Adjusted Net Loss	$(9,000)

Adjusted basic and diluted loss per share (8)	$(0.28)

Interstate Hotels & Resorts, Inc.
Notes to Financial Tables
(Unaudited)

(1)	We record termination fees as revenue when all contingencies related to the termination fees have been removed.

(2)	Restructuring costs for the three and nine months ended September 30, 2009 consists of severance payments and other benefits for terminated employees associated with our cost-saving programs implemented in 2009.

(3)	Interest expense for the nine months ended September 30, 2009 includes a $0.1 million write-off of deferred financing costs recorded in the second quarter of 2009 in connection with a waiver and amendment obtained in March 2009 to the then existing credit facility agreement and $0.5 million of third party costs associated with the subsequent amendment of the credit facility agreement in July 2009.

(4)	In the first quarter of 2008, one of our joint ventures sold the Doral Tesoro Hotel & Golf Club and we recorded a gain of $2.4 million.

(5)	One of our international joint ventures has debt that is denominated in a currency other than its functional currency. Each period, the debt obligation is translated and our portion of the resulting gain or loss is recognized in our consolidated statement of operations, although it is a non-cash event.

(6)	In February 2008, we and JHM Hotels, LLC formed a joint venture hotel management company in India. For the three and nine months ended September 30, 2009, we have recorded $0.2 million and $0.7 million, respectively, in equity in (losses) earnings of unconsolidated entities related to start-up costs of the joint venture.

(7)	In the second quarter of 2009, we recognized a non-cash impairment charge of $3.0 million relating to one of our joint venture investments and this charge is reflected within equity in (losses) earnings of unconsolidated entities on our consolidated statement of operations.

(8)	Our diluted earnings per share assumes the issuance of common stock for all potentially dilutive common stock equivalents outstanding. Potentially dilutive shares include unvested restricted stock and stock options granted under our comprehensive stock plan and operating partnership units held by noncontrolling interest partners. In periods in which there is a loss, diluted shares outstanding will equal basic shares outstanding to prevent anti-dilution.

(9)	We present certain operating statistics (i.e. occupancy, RevPAR and ADR) for the periods included in this report on a same-store hotel basis. We define our same-store hotels as those which (i) are managed or owned by us for the entirety of the reporting periods being compared or have been managed by us for part of the reporting periods compared and we have been able to obtain operating statistics for the period of time in which we did not manage the hotel, and (ii) have not sustained substantial property damage, business interruption, or undergone large-scale capital projects during the current reporting period being presented. In addition, the operating results of hotels for which we no longer managed as of September 30, 2009 are also not included in same-store hotel results for the periods presented herein. Of the 224 properties that we managed as of September 30, 2009, 191 hotels have been classified as same-store hotels. RevPAR is defined as revenue per available room.

(10)	Operating statistics for our wholly-owned hotels includes our entire portfolio of 7 hotels, including the Sheraton Columbia and the Westin Atlanta Airport, both of which underwent comprehensive renovation programs throughout 2008.

(11)	See discussion of EBITDA, adjusted EBITDA, adjusted net loss and adjusted diluted loss per share, located in the “Non-GAAP Financial Measures” section, described earlier in this press release.

(12)	This amount represents losses recorded for intangible assets associated with terminated management contracts and other asset impairments. In 2009, other asset impairments include (i) a $0.5 million allowance for bad debt recorded in the second quarter related to a note receivable, (ii) a $0.9 million allowance for bad debt recorded in the third quarter associated with the previously recorded receivable related to a litigation settlment involving Sunstone Hotel Properties, Inc., our subsidiary management company and (iii) a non-cash impairment charge of $3.5 million recorded in the third quarter on the carrying value of the Hilton Garden Inn Baton Rouge as the hotel was classified as held for sale during the period. The amounts related to the allowance for bad debts are included within administrative and general expense on our consolidated statement of operations. There were no similar other asset impairments in 2008.

(13)	These amounts represent the effect on income tax expense for the adjustments made to adjusted net loss. For the nine months ended September 30, 2009 and 2008, we used an estimated annual tax rate of 1.2% and 28.7%, respectively. For the nine months ended September 30, 2009, we adjusted the income tax expense related to the valuation allowance recorded against deferred tax assets during the year.